Exhibit 99.1

REVOCABLE PROXY

CNB FINANCIAL CORP.

SPECIAL MEETING OF STOCKHOLDERS

                    ,                      , 2009

    :         .m., Local Time

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Lawrence J. Glick and Ralph D. Marois, and each of them, with full power of substitution in each, to act as proxy for the undersigned, and to vote all shares of common stock of CNB Financial Corp. that the undersigned is entitled to vote only at the special meeting of stockholders to be held on                          , 2009 at     :         .m., local time, at Mechanics Hall, 321 Main Street, Worcester, Massachusetts and at any and all adjournments thereof, with all of the powers the undersigned would possess if personally present at such meeting as follows:

1.	The proposal to approve the Agreement and Plan of Merger, dated as of June 25, 2009, by and between United Financial Bancorp, Inc. and CNB Financial Corp.; and

☐     FOR                                                             ☐    AGAINST                                                             ☐    ABSTAIN

2.	The proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the merger agreement.

☐     FOR                                                             ☐    AGAINST                                                             ☐    ABSTAIN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE PROPOSALS. PLEASE SIGN, DATE AND PROMPTLY RETURN IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE.  ☒

This proxy is revocable and will be voted as directed, but if no instructions are specified, this will be voted “FOR” the proposals listed.

Dated:
SIGNATURE OF STOCKHOLDER

SIGNATURE OF STOCKHOLDER

NOTE: Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.  ☐

PROXY VOTING INSTRUCTIONS

MAIL – Sign, date and mail your proxy card in the envelope provided as soon as possible.

-OR-

TELEPHONE – Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card.

-OR-

INTERNET – Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

-OR-

IN PERSON – You may vote your shares in person by attending the special meeting.

You may enter your voting instructions at 1-800-PROXIES in the United States or 1-718-921-8500 from foreign countries or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.